[EXECUTION COPY

BioScrip, Inc.
100 Clearbrook Road.
Elmsford, New York  10523

July 8, 2009

Bank of America, N.A.
100 Federal Street
MA5-100-07-08
Boston, Massachusetts  02110
Attention: Linda E.C. Alto

Re:           Cash Collateral Agreement re Standby Letters of Credit

Ladies and Gentlemen:

Reference is hereby made to that certain letter agreement, dated as of the date hereof (as amended and in effect from time to time, the “L/C Agreement”), between BioScrip, Inc. and Bank of America, N.A. (“Bank of America” or “you”), pursuant to which Bank of America has agreed to issue, amend and renew Standby Letters of Credit (all such Standby Letters of Credit so issued, amended or renewed thereunder being hereinafter referred to as the “Credits”) for the account of BioScrip, Inc. and its subsidiaries (collectively, “we” or “us”), in an aggregate face amount at any one time not to exceed $5,000,000, and all as more particularly set forth therein.  All of our obligations owing by us to you hereunder or arising under or in respect of the L/C Agreement (including any L/C Application delivered under and as defined in the L/C Agreement) or any Credit, whether now existing or hereafter arising, contingent or otherwise, are hereinafter referred to, collectively, as the “Obligations”.  In connection with the Obligations, we hereby agree, and request your agreement, as follows:

The Cash Collateral Account.  In accordance with the requirements of the L/C Agreement, as collateral security for the Obligations, we will from time to time furnish to you cash sums to be deposited into an interest bearing account with you entitled “BioScrip, Inc. Loan Collateral”, Account # 406923 (the “Cash Collateral Account”).  We agree that some or all of the funds from time to time in the Cash Collateral Account may be invested by you in time deposits, including, without limitation, certificates of deposit issued by you (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as “Time Deposits”), which are satisfactory to you after consultation with us.  Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity which is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account.

Withdrawal Rights Limited.  In the event that the cash sums plus the then fair market value of the Time Deposits maintained in the Cash Collateral Account exceed the sum of (a) the then aggregate undrawn amount of all outstanding Credits, (b) all unreimbursed obligations with respect to any drawings under the Credits and (c) all other Obligations then due and owing by us

(such excess, as determined by Bank of America in its reasonable discretion, being referred to herein as the "Release Amount"), we may thereafter, upon five (5) days prior written notice to you (and upon your confirmation of the Release Amount, which shall occur no later than fifth business day after your receipt of such notice), withdraw from the Cash Collateral Account such portions of the cash sums and Time Deposits as we may designate with a fair market value equal to the Release Amount (or such smaller amount as may be requested by us).  Except as otherwise expressly set forth in the immediately preceding sentence, we shall have no right to withdraw any sums in the Cash Collateral Account or any Time Deposits or any proceeds of any thereof or to ask you to part with physical possession of any of the evidences of Time Deposits constituting instruments.

Security Interest.  In order to secure our payment and performance in full of all of the Obligations, we hereby assign to you and grant to you a security interest in and lien upon the Cash Collateral Account, all of the sums from time to time in the Cash Collateral Account, the Time Deposits, if any, and in any and all proceeds of any thereof, whether now or hereafter existing or arising.  Upon our failure to pay any of the Obligations as and when due and payable, then, without any demand or notice of any kind, you shall have the rights and remedies of a secured party under the Uniform Commercial Code of the Commonwealth of Massachusetts and, in addition, you shall be entitled to debit the Cash Collateral Account in the amount of such Obligations in default and, to the extent that the amount of such Obligations in default exceeds the balance of the Cash Collateral Account, you may collect or redeem any Time Deposits issued by you for application to such Obligations, with any withdrawal penalties on any Time Deposits being considered a collection expense to be added to such Obligations.

Authorization to File Financing Statement.  You are hereby authorized to file in any Uniform Commercial Code filing office a financing statement naming us as the debtor and indicating the collateral as the Cash Collateral Account, all of the sums from time to time in the Cash Collateral Account, the Time Deposits, if any, and in any and all proceeds of any thereof, whether now or hereafter existing or arising.  You may indicate some or all of the collateral on the financing statement, whether generally or specifically.

Liens of Third Parties.  We hereby agree that the Cash Collateral Account, the Time Deposits, if any, and in any and all proceeds of any thereof, whether now or hereafter existing or arising, shall not be subject to any lien or security interest in favor of any person other than you unless and to the extent the person or entity holding any such lien or security interest shall have waived such lien or security interest on or prior to the date hereof.

No Commitment to Extend or Renew the Credit.  Except as otherwise specifically set forth in the L/C Agreement, nothing contained in this Agreement shall constitute a commitment on your part further to extend or renew the Credit or otherwise to grant any additional credit facilities to us or to any of our subsidiaries or other affiliates.

Governing Law.  This Agreement shall be governed by the law of the Commonwealth of Massachusetts and shall be construed as a sealed instrument under such law.

Execution.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier (or electronic mail (including in PDF format)) shall be effective as delivery of a manually executed counterpart of this Agreement.

[Remainder of Page Left Intentionally Blank]

If you agree to and accept the foregoing, please so indicate by executing and returning to us the enclosed duplicate of this letter.

Very truly yours,

BIOSCRIP, INC.

By:_____________________________
Name:  Phillip J. Keller
Title:  Vice President Finance

Mailing address:

100 Clearbrook Road
Elmsford, New York 10523
Attention: Barry Posner

Type of organization:
Corporation
Jurisdiction of organization:
DE
Organizational identification number or statement that none exists
FEIN:

ACCEPTED and AGREED as of
July 8, 2009

BANK OF AMERICA, N.A.

By:
Name:
Title: